CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2004, relating to the financial statement which appears in the December 31, 2003 Annual Report to Shareholders of The Merger Fund VL, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Accountants” in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

April 22, 2004